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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado 80202

     We hereby consent to the inclusion in the prospectus supplement and the accompanying prospectus relating to the offer and sale of shares of common stock, pursuant to the Registration Statement on Form S-3 (File No. 333-78203) of Evergreen Resources, Inc., of our report dated February 11, 2000, relating to the consolidated financial statements of Evergreen Resources, Inc. appearing in the prospectus supplement. We also consent to the incorporation by reference in the prospectus supplement and accompanying prospectus of our report dated February 18, 1999, relating to the consolidated financial statements of Evergreen Resources, Inc. and our report dated October 3, 2000 relating to the statements of natural gas revenues and direct operating expenses of Acqusition Properties incorporated by reference therein.

     We also consent to the reference to us under the caption "Experts" in the prospectus supplement and the accompanying prospectus.


By: /s/ BDO Seidman, LLP
        BDO Seidman, LLP

Denver, Colorado
October 13, 2000